Exhibit 10.22

VOLUNTARY AGENCY AGREEMENT

with

Heritage MGA, LLC

This AGREEMENT made and entered into as of the 16th day of December, 2013 by and between Heritage MGA, LLC (“HMGA”), A Florida Limited Liability Company with its principal office at: 700 Central Avenue, Suite 304, Saint Petersburg, FL 33701; and Faia Member Services Inc. (hereinafter ‘Agent’), whose principal address is 3159 Shamrock South Tallahassee, FL 32309.

I. Agent Representations, Warranties, Duties, Authorities, and Limitations on Authority

1. Agent Representations and Warranties.

1.1 Agent includes but is not limited to Agent’s owners, officers, directors, employees, representative, customer service representatives and insurance agents.

1.2 Agent possesses the skillset and licenses required to solicit, receive and accept proposals, bind, and provide all usual and customary services of an insurance agent on all insurance contracts placed by the agent as it pertains to property and casualty insurance.

1.3 Agent is and will be for the term of this agreement, licensed by, and in good standing with the Florida Department of Financial Services, and entitled to engage in the business of property and casualty insurance and appropriately licensed for the functions they perform under all applicable insurance laws, rules and regulations of the territories assigned pursuant to the terms hereof, for the lines and classes of insurance business for which it is authorized hereunder, and that its business is and shall be conducted in full compliance with such laws, rules and regulations.

1.4 There are no lawsuits, claims, administrative proceedings or investigations pending or threatened against Agent.

1.5 Agent’s license as an insurance agent has never been revoked, suspended or terminated in any jurisdiction, or threatened to be revoked, suspended, or terminated in any jurisdiction and Agent has never been subject to any disciplinary proceeding as it pertains to its license as an insurance agent or insurance agency.

1.6 The execution and delivery of this agreement by Agent, and Agent’s performance of this agreement will not violate any law, rule, regulation, judgment, decree, order, agreement, and/or contract which Agent is subject or bound.

2. Agents Authorities and Duties.

2.1 Appointment.

2.1 (a) Agent is authorized to transact insurance on behalf of HMGA in accordance with any state, federal, or other applicable law, in accordance with this agreement, and the underwriting rules and guidelines set forth by HMGA and as they may be amended from time to time.

2.1 (b) Agent is authorized bind, receive and accept proposals for insurance contracts as permitted for HMGA and within the lines of business authorized in Schedule 1, Section A and within limits and underwriting guidelines established by the HMGA.

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2.1 (c) Agent is authorized bind, receive and accept proposals for insurance contracts as permitted for HMGA and within the lines of business authorized in Schedule 1, Section B when those lines of business become available and within limits and underwriting guidelines established by the HMGA.

2.1 (d) It is Agents duty to provide all usual and customary services of an insurance agent on all insurance contracts placed by the Agent, including but not limited to, servicing, delivering, and forwarding renewals and endorsements.

2.2 Territory. Agent is authorized to transact insurance on behalf of HMGA in the territories approved by HMGA. The approved territory includes the state of Florida but may be further limited to specific counties, zip codes, and any other geographical restrictions set forth in the underwriting guidelines and may be subject to change at the discretion of HMGA. Agent is not the exclusive agent for HMGA, and this territory is not assigned exclusively to Agent.

2.3 Claims. Agent shall fully report to HMGA all losses and claims immediately upon receiving knowledge thereof. Agent has no power or authority to settle or adjust claims or losses unless specifically authorized by HMGA in writing.

2.4 Insurance.

2.4 (a) The Agent shall have and maintain Errors and Omissions coverage for the Agent and all Agency staff, agents and representatives thereof in an amount not less than $500,000 per occurrence and not less than $1,000,000 on an annual aggregate basis.

2.4 (b) The Agent shall continue to maintain Errors and Omissions coverage with at least the same minimum limits during the original term and any renewals of this Agreement covering the Agent and representatives.

2.4 (c) The Agent shall notify HMGA within three (3) days of any cancellations, terminations, or modifications to the coverage.

2.4 (d) The Errors and Omissions coverage shall be issued by an insurer with at least a “A-” rating authorized to do business in the State in which the Agent is licensed and produces policies.

2.4 (e) Proof of the Errors and Omissions coverage required by this provision shall be provided by the Agent to HMGA upon request by HMGA. HMGA reserves the right to verify coverage at any time.

2.4 (d) Agent agrees it will maintain worker’s compensation insurance and other appropriate coverages as required by law.

2.5 Record and Accounts.

2.5 (a) Agent shall ensure that all original documents and applications are signed by the prospective insured and shall be kept under the Agent’s control for any minimum period that may be required by the rules and regulations of the state in which Agency is producing business.

2.5 (b) All books, accounts, correspondence and other records of Agency relating to business transacted pursuant to this Agreement shall, at all times, be open to inspection by HMGA or their designated representative, and HMGA may make copies thereof before or after the termination of this Agreement.

2.6 Fiduciary Responsibility. All premiums received by Agent and due to HMGA shall be held by Agent in a fiduciary capacity and as trustee for HMGA until delivered to HMGA. Agent shall perform faithfully its duties as Agent, and shall protect and further at all times the best interests of HMGA. In the event that an agent shall collect or receive any such premiums or monies, the Agent shall thereupon promptly account for such amount and deliver the same, within 24 hours to HMGA without offset or deduction. No policy, certificate, or endorsement shall directly or indirectly be sold, issued or delivered at any rate other than the approved rates authorized in HMGA’s underwriting guidelines.

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3. Limitations on Agent’s Authority.

3.1 Agent may only bind insurance within HMGA’s binding restrictions, which may be revoked or limited at any time by HMGA.

3.2 Agent agrees to be bound by the prevailing published underwriting guidelines in force at the time that the insurance to which such underwriting guidelines relate is placed by Agent under this Agreement. If any other term of this Agreement limits Agent’s authority to specific coverage’s or otherwise restricts Agent, receipt by Agent of any underwriting guidelines shall not operate to expand Agent’s authority.

3.3 The agent shall have no authority to waive or modify any term of the insurance policy.

3.4 Agent shall have no authority to broker any business hereunder, or to share Commission with another broker or agent not employed by or associated with Agent. No employee of Agent shall bind or place any application for insurance with any Insurance Company unless appointed by that company as required by law.

3.5 All of the foregoing authority and powers shall be subject at all times to compliance by HMGA and Agent with all local, state, and federal laws, and to all terms and conditions of the Agreement hereinafter set forth.

3.6 Agent agrees that he will not use the name, trade name, logo, trademark or other intellectual property of HMGA in any advertising without prior written approval by HMGA.

3.7 Cancellation.

3.7 (a) Agent shall have no authority to send a notice of non-renewal or cancellation. Agent shall request from HMGA cancellation for causes inherent in the particular risk or risks insured where such cancellation is deemed by Agent to be for the best interest of HMGA.

3.7 (b) Nothing in this Agreement shall require HMGA to cancel or non-renew any policy in contravention of applicable law or regulatory directives.

II. HMGA Representations, Warranties, Duties, Authorities, and Limitations on Authority

1. HMGA Representations and Warranties

1.1 HMGA is a Florida Corporation duly licensed and authorized by the Florida Office of Insurance Regulation as an insurer and authorized to issue insurance policies in the State of Florida in the lines of business outlined in Schedule 1, Section A to this agreement.

1.2 HMGA expects to be authorized, at a future date, to issue insurance policies in the state of Florida in the lines of business outlined in Schedule 1, Section B to this agreement. Agent is hereby authorized to transact insurance business on behalf of HMGA in the following lines of business at the future date in which HMGA is authorized by the State of Florida to offers such lines of business.

1.3 The execution and delivery of this agreement by HMGA, and HMGA’s performance of this agreement will not violate any law, rule, or regulation, judgment, decree, order, agreement, or contract which HMGA is subject or bound.

2. HMGA Authorities and Duties

2.1 HMGA shall provide underwriting guidelines to Agent for the lines or classes of insurance with respect to which HMGA has authorized Agent. HMGA may at any time change or alter any underwriting guidelines or place restrictions on binding authority.

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2.2 HMGA will furnish to Agent, at HMGA’s expense, such policies, forms, stationery, advertising materials, registers, and other supplies, as HMGA may deem necessary. All such materials and instruments shall remain the property of HMGA, and shall be returned by Agent to HMGA upon demand by HMGA.

2.3 Direct Pay. HMGA reserves the right to directly bill the policyholder for all renewal premiums, and/or additional premiums, and to collect payment for and such premiums. Upon initially binding a new policyholder, Agent may collect premiums in such form as approved by HMGA. Unless otherwise agreed to in writing by HMGA, the agent shall not have any ongoing right or authority to receive or collect premiums or other monies for or on behalf of HMGA in those instances in which HMGA has exercised its right to directly bill the policy holder.

2.4 Agent Compensation and Commission.

2.4 (a) Agent will be paid commission by HMGA upon compliance by Agent with the terms of this Agreement. Agent will receive compensation as a commissions based on the “Net Premiums Written” pursuant to the commission schedule attached as Schedule 2 to this agreement. “Net Premiums Written” shall mean gross premiums written less return premiums on cancellations or endorsements.

2.4 (b) HMGA has the right to offset any outstanding balances including, but not limited to, unearned commissions on return premiums or any other liability or obligation whatsoever of the Agent to HMGA against future compensation under this Agreement.

2.4 (c) HMGA reserves the right to change the commission at any time, in its sole discretion upon forty-five (45) days notice to Agent. As soon as practicable after the close of each month, HMGA will forward to Agent a monthly statement of transactions completed during the month and payment for commissions due on the “Net Premiums Written”. If return commissions are due, Agent will promptly remit payment in full to HMGA.

2.5 Cancellations. HMGA reserves the right to cancel or non-renew any policy without the agent’s approval or involvement by direct notice to the insured duly furnished in accordance with applicable law. The agent is deemed to have waived any right to receive notice of intent to cancel or non-renew a policy prior to mailing or delivery of such notice to the insured. Nothing in this Agreement shall require HMGA to cancel or non-renew any policy in contravention of applicable law or regulatory directives.

III. Termination, Succession, and/or Assigns of Agency

1. Termination

1.1 This Agreement is continuous until canceled or terminated as follows:

1.1 (a) immediately upon cancellation, suspension or revocation of Agent or Agency’s insurance license with respect to any state by governmental or regulatory authority having jurisdiction; or

1.1 (b) immediately upon failure to comply with the laws, rules or regulations of any governmental or regulatory authority having jurisdiction; or

1.1 (c) immediately upon the effective date of the sale or transfer of the Agent’s business unless HMGA has given prior written consent; or

1.1 (d) immediately upon an event of “change of control” as defined in Section III, 2.2 unless HMGA has given its prior written consent; or

1.1 (e) immediately upon written notice by HMGA in the event that the Agent has failed to promptly comply with any of its duties and obligations under this Agreement; or

1.1 (f) immediately upon either party giving written notice to the other of abandonment, bankruptcy, receivership, liquidation, assignment, fraud, insolvency or perceived threat of insolvency, gross, willful or negligent misconduct on the part of such other party or of insecurity of either party with the business operations of the other party; or

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1.1 (g) immediately upon dissolution of Agency; or

1.1 (h) 45 days immediately following death of Agent or Agency principal unless HMGA gives written consent to its successors; or

1.1 (i) by either party giving written notice of termination to the other party not less than 45 days prior to the effective date of termination.

1.2 All notices mentioned shall be furnished in accordance with Section VI, 3 of this agreement.

1.3 Upon termination of this Agreement all privileges theretofore granted to the Agent by HMGA shall be automatically and simultaneously terminated. However, the Agent shall continue to fulfill its duties and obligations under this Agreement as to policies written prior to termination of this Agreement until all of such policies written have been non-renewed or canceled.

1.4 The Agent shall immediately pay to HMGA any return commissions which may thereafter become due to HMGA upon subsequent cancellation or reduction of liability or of any other funds or premium on risks written by and credited to the Agent during the term of this Agreement.

1.5 Upon termination of this Agreement, the Agent shall immediately cause to be delivered to HMGA all property of HMGA including, but not limited to, unused drafts, policies, manuals, forms, etc. If the Agent fails to deliver such items, the Agent shall bear any expenses which HMGA may incur in obtaining such items and shall be liable for losses resulting in whole or in part from the Agent’s failure to immediately deliver such property to HMGA. In the event unused or canceled policies, or unused drafts, cannot be accounted for by the Agent, the Agent hereby agrees to protect, indemnify, hold harmless and forever defend the HMGA against all persons and claims whatsoever on said policies and drafts.

1.6 If Agent has, within forty five (45) days of the termination of this Agreement, accounted for and paid HMGA all premiums for which it may be liable, Agent’s records and the use and control of expirations shall be vested in Agent; provided that if Agent has not within such forty five (45) day period accounted for and paid HMGA all premiums for which it may be liable, then Agent will be liable for all costs incurred by HMGA to collect outstanding balances together with interest, and ownership of all Agent’s records and use and control of all policies placed under this Agreement shall be the sole and exclusive properly of HMGA. If the Agent either is in default under any provision of this Agreement or fails upon termination of this Agreement to satisfy all of its obligations to HMGA, all expirations and renewals shall be the property of HMGA.

2. Succession to the Agency

2.1 If Agent has succeeded to and carries on any agency formerly owned or conducted by another, Agent shall pay return commissions on return premiums on such business in the same manner and to the same extent as upon Agent’s own business unless the parties have specifically otherwise agreed, and the written consent of HMGA to such agreement has been endorsed hereon.

2.2 Agency shall notify HMGA in writing at least thirty (30) days in advance of any of the following occurrences, each of which shall be deemed a “Change of Control”:

2.2 (a) A sale, transfer or pledge, or the issuance to a new shareholder, of 10% or more of the voting stock of the Agency; or

2.2 (b) A sale, transfer or pledge of a substantial portion of the material assets of the Agency, or any merger or consolidation of the Agency with another entity or entities; or

2.2 (c) A change in any director or principal officer of the Agency.

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2.3 If Agent sells said Agency prior to notice and written consent of HMGA, the Agent remains liable for unauthorized acts of the new owners. Until HMGA has consented to such change in ownership, the authority of Agent pursuant to the terms hereof is suspended.

3. Assigns

3.1 All terms and conditions of this Agreement shall inure to the benefit of and be binding upon, the parties hereto, their successors, heirs, administrators and assigns; provided however, that Agent may not assign this Agreement without the prior written consent of HMGA.

IV. Applicable Law, Venue, and Attorneys Fees

1. Applicable Law

1.1 This Agreement and performance hereunder shall be construed with and governed by the laws of the State of Florida, without regard to choice of law provisions. Any provision in this Agreement which is contrary to applicable law is hereby deemed to be amended to bring it in compliance with that law.

2. Venue

2.1 Venue for any dispute arising under or relating to this Agreement shall properly lie in the circuit court for Pinellas County, Florida (and in the United States District Court for the Middle District of Florida in the event that any suit may be properly brought in federal court).

3. Attorneys Fees

3.1 If Agent or HMGA should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof; the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney’s fees and costs (including legal expenses for any appeals taken), and to have the same award included in the judgment in the proceeding(s) in which such legal expenses and attorney’s fees were incurred. If Agent fails to pay funds due to HMGA as anywhere provided in this Agreement, including but not limited to premiums, Agent shall pay HMGA (in addition to all sums otherwise due) interest which shall accrue at 1.5% per month on such delinquency from the date as provided herein; provided that if such rate of interest is greater than the maximum allowable by law, this provision shall be deemed to be modified to provide for interest at the highest rate allowable by law.

V. Indemnity & Confidentiality

1. Indemnification

1.1 Agent shall indemnify and hold harmless HMGA, their officers, directors, employees, representatives and designees from any liability, damage, claims or causes of action with regard to any and all losses, claims, damages, fees and expenses, including legal or other expenses reasonably incurred or paid by HMGA on account of any negligent or intentional wrongful act, error or omission of the Agent or its agents and representatives in the rendering of services pursuant to this Agreement or any breach or default hereof.

1.2 HMGA shall indemnify and hold harmless Agent and its officers, employees and representatives from any liability, damage, claims or causes of action with regard to any and all losses, claims, damages, fees and expenses, reasonably incurred or paid by the Agent on account of any grossly negligent act of HMGA in the performance of any duty set forth in this Agreement or any breach or default hereof except to the extent that the Agent or its representatives caused such liability or damage.

2. Confidentiality

2.1 Disclosure of Non-Public Personal Information. Agent agrees and covenants that Agent will safeguard nonpublic personal information (“Customer Information”) consistent with the terms of this Agreement and as modified by state and federal privacy rules and regulations, including Title V of Gramm-Leach-Bliley (“Privacy Laws”), from

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improper or illegal use, or exposure to, or appropriation by, unauthorized persons. “Customer Information” is generally defined as information that is provided by a consumer or customer, obtained by HMGA or Agent, or that results from the customer or consumer’s transactions with HMGA or Agent. Customer Information does not include information available to the general public. Agent agrees to maintain physical, electronic and procedural safeguards that comply with applicable Privacy Laws in order to protect Customer Information. Agent also agrees to restrict access to Customer Information to only those individuals who need to know that information and only in those circumstances authorized by Privacy Laws in order to provide products or services to a customer or consumer. Agent warrants that it and all its employees, agents, affiliates, and third parties will adhere to Privacy Laws and privacy standards of HMGA, and Agent will use Customer Information only for legitimate business purposes. Agent shall not disclose any Customer Information about customers, consumers, or former customers or consumers to anyone, except as permitted by law. Agent agrees it will not use or share any personally identifiable health information about a customer or consumer except as authorized by law. Personal Information to affiliates or third parties on a need-to-know basis only to enable the Agent to perform its contractual obligations hereunder.

2.2 Security of Commercial Information. All confidential and proprietary information, including but not limited to: trade secrets, financial data, claims information, fees, computer software, business procedures and manuals, this Agreement, data, review criteria, contract rates, customers, policyholders, agents or other information or data related to HMGA (the “Confidential Information”) shall not be disclosed, except as provided herein, without the express written approval of HMGA. Such Confidential Information shall be disclosed only to those persons or entities that have a need to know and only to the extent necessary to carry out the terms of this Agreement.

VI. Miscellaneous Provisions

1. Independent Contractor Status

1.1 Nothing herein shall create the relationship of employer and employee between HMGA and Agent or its employees or representatives. The relationship between Agent and HMGA shall be that of independent contractor.

1.2 Agent shall have no power or authority to incur any expenses in the name of or on behalf of HMGA. All expenses of the Agent, including but not limited to, rentals, salaries, supplies not furnished by HMGA, postage, advertising, appointment fees, local license fees, attorney’s fees, utilities, and the cost of equipment shall be borne solely by the Agent.

2. Alterations

2.1 This Agreement may be amended at any time by the mutual agreement of the Agent and HMGA except as provided in Section VI, 2.2. No such mutually agreed amendment shall be effective unless and until reduced to writing, on paper, and signed with a mutual wet ink signature.

2.2 The commission schedule may be revised by mutual agreement between HMGA and Agent, or unilaterally by HMGA upon written notice to Agent. The revision shall act as an amendment to the Commission Schedule and shall be effective on the date specified in the notice for all policies or endorsements written or renewed after the date specified in such notice, without further action required by HMGA or Agent.

2.3 The Agent hereby agrees, in the interest of record-keeping, to sign a copy of any revisions to this Agreement provided by HMGA if so requested by HMGA. However, the signing of such revisions or failure to do so shall not be a condition to their effectiveness or otherwise alter this Agreement.

3. Notices

3.1 Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein (“notice”), shall be given in writing by certified mail, by hand delivery, express overnight courier or by facsimile transmission.

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3.2 All notices sent by certified mail shall be deemed delivered on the second regular business day after the postmark. All notices sent by express overnight courier shall be deemed delivered on the business day after pickup by the courier. All notices sent by hand delivery, or facsimile transaction shall be deemed delivered on the day of hand delivery, or facsimile transmission unless delivered or transmitted after 5:00 p.m., whereupon, delivery shall be deemed effective on the next regular business day.

3.3 All notices shall be addressed to Agent or HMGA at their respective address and facsimile number as indicated in this Agreement, or to such other respective address and facsimile number as HMGA or Agent shall designate to the other by notice in writing, provided that notice of a change of address or facsimile number shall be effective only upon receipt.

4. Electronic Signatures

4.1 Agent agrees that by using any E-mail, Internet or other electronic medium for quotes or other transactions with HMGA, Agent is agreeing to conduct the transaction of insurance in electronic form. Agent understands and agrees that Agent is signing and authenticating the E-mail or Internet form and agreeing to be legally bound to the same extent as if Agent had manually signed and delivered to HMGA a signed form. Agent also understands and agrees that a record of any E-mail or Internet form or transaction may be stored in electronic form by HMGA. Agent intends those transmissions of any E-mail or Internet transactions or inquiries, and any electronic records of them, to be Agent’s legal signature. Agent expressly waives any claim or defense that any E-mail or Internet form or transaction does not constitute an original and authentic written signature, duly executed and delivered by Agent. Agent will ensure compliance substantially similar to provisions herein and with federal and state laws for any electronic documents and transactions with its customers or consumers.

5. Invalidation

5.1 Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if the Agreement had been executed with the invalid portion thereof eliminated.

6. Construction of Agreement

6.1 Words of a gender used in this Agreement shall be held to include any other gender, the words in a singular number held to include the plural and vice versa, when the sentence so requires.

7. Entire Agreement

7.1 This Agreement, along with the attached schedules and any other supplemental addendums, schedules, or attachments contains the entire and complete agreement among the parties and each of the parties hereto agree that there are no prior or contemporaneous agreements, promises, or representations that are not set forth herein.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be duly executed by a corporate officer on the aforementioned date.

Agent:	Faia Member Services, Inc.	Heritage MGA, LLC, A Florida Limited Liability Company

	/s/ David D. Burt	/s/ Kent Linder
Name:	David D. Burt	Name:	Kent Linder
Title:	VP & Managing Director	Title:	Chief Operating Officer

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